EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statements No. 33-81276 (1994 Stock Option Plan), 333-92143 (1999 Stock Option Plan), and 33-97850 (Employee Stock Purchase Plan), each on Form S-8, and Registration Statement No. 33-94378 (Dividend Reinvestment Plan) on Form S-3, of our report dated January 25, 2002, incorporated by reference in this Annual Report on Form 10-K of Southwest Bancorp, Inc. for the year ended December 31, 2001.


/s/ Ernst & Young LLP
MARCH 28, 2002